Exhibit (g)(8)

FORM OF AMENDED AND RESTATED EXHIBIT A
TO THE CUSTODIAN SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated effective as of December __, 2014, is the Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between The Bank of New York Mellon, assignee to PFPC Trust Company, and Aston Funds (f/k/a ABN AMRO Funds).  This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund
ASTON/Fairpointe Mid Cap Fund
ASTON/Montag & Caldwell Balanced Fund
ASTON/Montag & Caldwell Growth Fund
ASTON/TAMRO Diversified Equity Fund
ASTON/TAMRO Small Cap Fund
ASTON/Harrison Street Real Estate Fund
ASTON/Cornerstone Large Cap Value Fund
ASTON/River Road Dividend All Cap Value Fund
ASTON/River Road Small Cap Value Fund
ASTON/River Road Select Value Fund
ASTON/Montag & Caldwell Mid Cap Growth Fund
ASTON/Barings International Fund
ASTON/Anchor Capital Enhanced Equity Fund
ASTON/Lake Partners LASSO Alternatives Fund
ASTON/Herndon Large Cap Value Fund
ASTON/LMCG Small Cap Growth Fund
ASTON/River Road Independent Value Fund
ASTON/River Road Long-Short Fund
ASTON/DoubleLine Core Plus Fixed Income Fund
ASTON/Silvercrest Small Cap Fund
ASTON/River Road Dividend All Cap Value Fund II
ASTON/LMCG Emerging Markets Fund
ASTON/Pictet International Fund
ASTON/Guardian Capital Global Dividend Fund
ASTON/Fairpointe Focused Equity Fund
ASTON/TAMRO International Small Cap Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON	ASTON FUNDS

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: